SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549





                                   FORM 8-K

                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



                         Date of Report: July 27, 2001


                              JNS Marketing, Inc.
                         -------------------------------
             (Exact name of registrant as specified in its charter)


Colorado                          0-13215                    84-0940146
------------------                -----------                ----------
(State or other                   (Commission                (IRS Employer
jurisdiction of                   File Number)               Identification No.)
incorporation)

                       7609 Ralston Road, Arvada, CO 80002
               --------------------------------------------------
                             (Registrant's Address)


        Registrant's telephone number, including area code: (303) 422-8127
                                                            --------------





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Item 1.     Changes in Control of Registrant


 On July 25, 2001, Latino Management Corp. (Latino) entered into a contract with the control shareholder, Walter Galdenzi, to purchase 3,270,000 shares of stock of the Company, on or before August 31, 2001. Upon purchase, Latino intends to make Latino Health Care Managment, Inc. a wholly owned subsidiary in a share exchange.

Item 2.     Acquisition or Disposition of Assets

                None.

Item 3.     Bankruptcy or Receivership

                None.

Item 4.     Changes in Registrant's Certifying Accountant

                None.

Item 5.     Other Events

 BACKGROUND & BUSINESS PLAN OF LATINOCARE MANAGEMENT, CORP.
 ----------------------------------------------------------

 In the early 1990s, the Latino population constituted about eight percent of the total United States population. Today, that percent continues to rise; the Latino population is the fastest growing minority group in the country. California in particular has experienced exponential growth in this segment, surpassing even the national growth rate of 50%. Despite these astounding statistics, the Company believes the health needs of the Latino population are not being met. Although the Latino community represents a significant portion of the patient base, medical providers are generally not sensitive to the cultural, linguistic, or ethnic diversities of this population.

 Latino Health Care was established to fill this need on the local, state, and national level. The network of physicians that Latinocare Management Corp. established and manages provides the community with affordable, qualified healthcare professionals, accessible services, and a full range of managed care health plans and programs. Additionally, LHC provides the infrastructure to support the physician network and effectively maximize any available reimburse-ment dollars.

 The emerging managed care market is ready for this service, and Latino Health Care is well positioned to provide it. The executive team is made up of nationally renowned experts in their respective specialties. They have the vision and expertise to lead the corporation into a successful national campaign. To date, they have secured first level financing from Cedars-Sinai Medical Center of over $1.75 million in equity ($1,000,000) and loans, allowing

 Latino Health Care to construct the integral foundation. They have designed the preliminary infrastructure necessary to support a physician network, established protocols and procedures for operations, and have established a physician network of over 2,500 providers with a full range of specialties, healthcare provider contracts with health plans. Nationally, the LHC network has begun to lay the foundation for penetration into Florida, Texas, Arizona, Colorado, and New Mexico.

 Although financing to expand the provider network has been available on a local level, LHC is primarily interested in locating a capital partner for national growth. Both debt and equity partners are being considered at this time.

 Additional financing may allow LHC to continue to move ahead to the next level of activity:
        o   the interstate acquisition and development of IPAs and MSOs;
        o   the review of potential merger opportunities; and
        o the introduction of new product lines. More importantly, however, it will move Latino Health Care one step closer to a physician organization recognized nationally by both health organizations and the general public.


HISTORY OF LATINO HEALTH CARE
-----------------------------

 Latino Health Care was founded in 1994 by Roberto Chiprut, M.D., and Mr. Jose
 J. Gonzalez for the purpose of meeting the comprehensive healthcare needs of the Latino Population. The commitment of the group is to provide quality, affordable, and accessible care to the Latino communities, regardless of payor.

 LatinoCare Network Medical Group incorporated on September 30, 1994, as a licensed medical group able to accept physician services risk from third-party payors and self-insured employers. The corporation is owned and managed by Dr. Chiprut, who is also the president and chief executive officer (CEO). LatinoCare Management Corporation was incorporated February 24, 1995, as a California for-profit Stock Corporation. Its sole purpose, when originally organized, was to manage all operations of LatinoCare Network Medical Group. Jose J. Gonzalez, CEO, retains 41% of the stock ownership, while Dr. Chiprut holds 39% and Cedars Sinai Medical Center is a 28% owner.

 TOP MANAGEMENT
 --------------

 Mr. Jose J. Gonzalez
 President and CEO, LatinoCare Management Corporation.

 As CEO of the MSO, Mr. Gonzalez is responsible for the strategic planning of the organization. Although he acts as an advisor and supervisor to his manage-ment team, his primary concerns are marketing. network development, partnering, and directing the corporation according to the overall corporate strategy and mission.

 Mr. Gonzalez was born in Mexico where he lived until moving to the United States in 1954; he completed his entire education in the U.S. He earned a Bachelor of Arts degree in languages from California State University, Long Beach, and a master's degree in management from Pepperdine University.

 For the past 26 years, Mr. Gonzalez has worked in the health industry. Prior to the Latino Health Care venture, Mr. Gonzalez owned and operated his own consulting firm, JJ&M Management Assistance & Services, which specialized in the healthcare industry and Latino-owned businesses. Mr. Gonzalez provided clients with support in business development and marketing, strategic planning, financial analysis, management information, and human resources development. Mr. Gonzalez has experience with the development and management of ambulatory health centers and hospital-based group practices. He has also provided consulting services to PacifiCare, MaxiCare, Equicor, and Viva Health Plans.

 Community services is a priority for Mr. Gonzalez, and he is an active volunteer on the local, state, and national levels. He has served as chair-person of the State Council on Developmental Disabilities and on the National Association of Developmental Disability Council. Currently, Mr. Gonzalez serves as Chair, Department of Developmental Disabilities Advisory Committee on Quality Assurance, Leadership Council of Fiesta Educativa; Chair, Advisory Council, Viva Los Ninos March of Dimes; Treasurer, Latino Business Association Board; and Treasurer, Medical Group Administrators Board. Mr. Gonzalez was recently appointed by the Governor of California , to the Advisory Committee of the Department of Managed Care.

 Roberto Chiprut, M.D. President and CEO, LatinoCare Network Group Chief Medical Executive (CME), LatinoCare Management Corporation

 As CME of Latino Health Care, Dr. Chiprut is responsible for the clinical management of both the IPA and the MSO. He is the direct link between the health plan contracts, physicians, patients, and the MSO. Although his role in the daily operations of LHC is limited, he has a critical role in leadership of the LHC physician network.

 Born in Mexico City, Mexico, Dr. Chiprut is a citizen of the United States. He completed his undergraduate education in Mexico at the Colegio Sefaradi, Incorporate to the National University of Mexico, graduating magna cum laude. Upon graduation, Dr. Chiprut entered the Medical School of National University of Mexico (UNAM), again graduating magna corn laude. He completed a postgraduate internship, residency, and fellowship in gastroenterology and endoscopic training at Scott and White Memorial Hospital, affiliated with the University of Baylor Medical School in Temple, Texas, as well as a fellowship in hepatology at the Division of Hepatology, University of Miami School of Medicine. In addition to his many certificates and licensures, Dr. Chiprut is board certified in Florida, Texas, and California, and has passed the American Board of Internal Medicine and Gastroenterology.

 In addition to his many hospital affiliations, Dr. Chiprut has chaired and acted as Chief of Staff at hospitals. He is also an Associate Clinical Professor at UCLA. In 1996, Dr. Chiprut received an executive MBA from the Anderson School of Business, UCLA.

 Patient Enrollment
 ------------------

 As of September 30, 2000, the combined contract enrollment totaled 28,216. Although Latino Health Care is just beginning to be a force in the market, it has great potential to gain a considerable market share in the near future. The following is an enrollment summary:

                12/99(1)       3/00(1)        6/00(1)         9/00        10/00
                --------       -------        -------         ----        -----
Commercial       12,303        12,514         18,117         19,559      21,334
Senior              364           287           1536           1495        1518
MediCal          13,477        13,666           8100           7162        7446
                 ------        ------           ----         ------      ------
Total            26,144        26,467         27,753         28,216      30,298

 Latino Health Care has achieved this growth entirely from network development, not through acquisition. Further growth will be through a combination of development, merger, and acquisition of competing physician organizations. This strategy will be discussed later in this report.

 Provider Networks
 -----------------

 Latino Health Care's physician network has also experienced considerable growth. Growing from less than 600 providers at the end of 1996, Latino Health Care now has over 2,500 network providers. With this expansive coverage, LHC can offer its members greater choice over a greater service area.

 As required by the health plan contracts, Latino Health Care has ancillary networks of culturally sensitive providers in the following specialties:

        Physical Therapy                    Home Health
        Occupational Therapy                Durable Medical Equipment
        Speech Therapy                      Infusion
        Laboratory                          Behavioral Health
        Imaging Services                    Chemotherapy



Item 6.     Resignation and Appointment of Directors

                Wesley F. Whiting resigned as Director effective July 26, 2001.

Item 7.     Financial Statements, Pro Forma Financials, & Exhibits

                Financial Statements:

                     None.

                Exhibits:

                    Share Purchase Agreeement

                                   Signatures

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 27, 2001                        JNS Marketing, Inc.


                                                /s/ Walter Galdenzi
                                           By: ---------------------------------
                                                Walter Galdenzi, President